Exhibit 10.3

Capital Increase and Share Expansion Agreement

This Capital Increase and Share Expansion Agreement (this "Agreement") is entered into on July 14, 2022 (the "Effective Date") by and between

Griggs International Academy China Co. Ltd. (the "Corporation"), a Hong Kong corporation located at UNIT D 12/F SEABRIGHT PLAZA 9-23 SHELL ST NORTH POINT, is a private CONSULTING AND INVESTMENT HOLDING company offering Griggs International Academy K-12 curriculum and services in Asia Pacific region and all its subsidiaries including Griggs (Guangzhou) International Education Consulting Com. Ltd. and its tangible and intangible assets (see the Attachment A for details) ((individually and collectively the "Target Company"); and

Visionary Education Services and Management Inc. (the "Purchaser"), a Canada corporation located at 200 Town Centre Blvd. Suite 408A, Markham, Ontario, Canada L3R 8G5, is a private education provider for high-quality education resources and services to students around the globe;

and summarizes the principal terms of a proposed private transaction involving:

Mr. Haochen Li residing at No. 438 Fengle South Road, Huangpu, Guangzhou, Guangdong Province, China, and

Mr. Stephen Mark RIVERS residing at 8903 U.S. Hwy 31, Berrien Springs MI 49104-1950, U.S.A.

(Individually the "Party B" and collectively the "Party Bs")

The Target Company, Party A and Party Bs may be referred as the "Party", or collectively, the"Parties".

RECITALS

WHEREAS, the Party Bs owns 1,000 shares of shares and agree to issue 9000 shares (the "Shares") of the Target Company, each share is 100 US dollars. The target company original ordinary share capital is 100,000 US dollars which will become 1,000,000 US dollars after issuing new shares of 9,000 shares.

WHEREAS, the Party A aspires to increase capital 900,000 US dollars by obtaining the 9000 shares to own 90% of the Target Company Shares, pursuant to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1:

INVESTMENT, Investment TERMS AND CONDITIONS

1.01	Investment. Subject to the satisfaction of the conditions and terms set forth herein, the Party A consents and agrees to obtain 9000 shares from the Party Bs, and as such the Party Bs herein agrees to sell, transfer, convey and deliver to the Party A the aforementioned number of Shares. After the Shares issue, new allocation of ownership interests for Mr. Haochen Li, Mr. Stephen Mark RIVERS and the Party A will be 6.2%, 3.8% and 90%, respectively.

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Please see the Capitalization Table below:

Shareholder Name	Prior issue Common Shares	After issue Common Shares	Fully Diluted Ownership %
Haochen Li	620	620	6.2%
Stephen Mark RIVERS	380	380	3.8%
Subtotal–Current Holdings	1000	1000	10.0%
Visionary Education Services and Management Inc.		9000	90%
Total Holdings	-	10000	100%

All shareholders shall receive declared dividends or other distribution with respect to their shares, to hold such shares subject to this Agreement for his or her benefit in proportion to his or her respective interest, and the shares shall become subject to all of the terms and conditions of this Agreement to the same extent as if they were originally deposited hereunder.

1.02	Investment. The Party A agrees to pay a total Investment price of US$900,000.00 (Nine Hundred Thousand US Dollars, the "Investment Price") for the number of Shares and set forth in Section 1.01.

(a)	The Investment shall be paid by wire transfer to Griggs International Academy China Co. Ltd.’s bank account or by bank checks made payable to The Target Company.

(b)	The Investment proceeds received from the Party A shall be used for The Target Company’s issues and marketing, operations, and working capital.

(c)	The Investment has actually diluted the existing shareholder’s shares per the Capitalization Table in Section 1.01. The Investment is for the benefits of The Target Company in lieu of individual shareholders.

1.03	Arrangement for Key Persons. The Target Company’s current shareholder Mr. Haochen Li shall commit their employment with The Target Company for five years, respectively. Mr. Stephen Mark RIVERS shall continue engaged in The Target Company operation and acts as Academic Advisor.

Parties agree to include key persons to the Party A and The Target Company including Ms. Fan (Pauline) Zhou as Executive Director, Mr. Haochen Li as Chairman and Chief Representative, Asia Pacific, Mr. Stephen Mark RIVERS as Academic Advisor, Mr. Zaiyi Liao as Director and Chief Academic Officer, and Mr. Guiping (David) Xu as Chief Financial Officer.

1.04	Compensation for Key Persons. Mr. Haochen Li and shall continue to draw salaries and benefits from The Target Company at the current rate as of the Effective Date hereof, or as increased by consent of the holders of a majority of the issued and outstanding shares of The Target Company, so long as they are employed by The Target Company according to the terms set in Section 1.03.

Mr. Stephen Mark RIVERS shall not be entitled to employee’s salary or benefits from The Target Company except upon the consent of the holders of the majority of the issued and outstanding shares of The Target Company.

Both Mr. Haochen Li and Mr. Stephen Mark RIVERS are eligible to the Party A’s stock options for executives and key persons subject to its Board approval.

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1.05	The Board and Voting. Following completion of the transaction, each shareholder of The Target Company shall vote, or cause the shares to be voted over which such shareholder has voting control, such that the size of the Board of Directors shall be three directors. All additions/removals/modifications of the Board of Directors must be approved by a majority of the Board of Directors.

The Board shall include the following three members / directors: Ms. Fan (Pauline) Zhou, Mr. Haochen Li (Chairman), Mr. Zaiyi Liao.

1.06	IP Protection. The Target Company’s existing or future trademark, patent, copyright and industrial design owned by The Target Company shall remain in The Target Company.

1.07	Conditions and Date of Closing. The obligations of The Target Company to complete all contemplated transactions herein shall be subject, in conjunctions with other items, to the satisfactions of the following conditions:

(a)	Satisfactory completion of all legal, accounting, tax, financial, commercial and environmental due diligence, at the Party A's sole discretion;

(b)	Negotiation execution and delivery of satisfactory and mutually acceptable transaction documents;

(c)	Receipt of all necessary approvals;

(d)	True and correct representations and warranties as of the Closing Date;

(e)	Finally, any and all essential steps to achieve a Closing shall be completed by 07/31/2022, the actual Closing Date. The aforementioned Closing Date may be subject to a mutually agreed upon extension or postponement by both parties.

1.08	Share Registration. The Corporate shall complete share registration for the investor in five business days after the Closing Date.

SECTION 2:

REPRESENTATION AND WARRANTIES

2.01	Party Bs Representation and Warranties. The Party Bs herein represent and warrant to Party A as follows:

(a)	Power and Authority. The Party Bs have the power and authority to implement, carry out and convey all aspects of this Agreement, and conclude the transactions that are contemplated hereby.

(b)	Validity and Enforceability. This Agreement and any and all other instruments or documents executed by the Party Bs in correlation herewith have been duly executed by the Party Bs, and constitute valid and legally binding commitments of the Party Bs, enforceable in accordance with their respective terms.

(c)	No Encumbrances. The Party Bs, being the owner of record and possessor of all right, title and interest, both legal and beneficial, certifies and attests that all Shares are free and clear of any and all liens. Upon the delivery of the certificates representing the Shares to be sold by the Party Bs to the Party A hereunder and Investment made pursuant to this Agreement, good, valid and marketable title to said Shares, being free and clear of all liens, encumbrances, equities, debts, claims, liabilities and/or obligations, whether absolute, accrued, contingent or otherwise, will be transferred to the Party A.

(d)	Knowledge and Access. The Party Bs has knowledge and experience in financial and business matters and has been furnished access to information and documentation regarding the Party A and it is capable of evaluating the merits and risks of accepting The Investment in exchange for the Shares and the other terms and conditions of this Agreement. The Party Bs has been provided with the opportunity to inquire and receive answers regarding the terms and conditions of this Agreement and to obtain additional information regarding the Party A's plans and future prospects.

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2.02	Representation and Warranties of the Party A. The Party A herein represents and warrants to Party Bs as follows:

a)	Power and Authority. The Party A has the power and authority to implement, carry out and convey all aspects of this Agreement, and conclude the transactions that are contemplated hereby.

b)	Organization and Qualifications. The Party A is incorporated, duly organized, validly existing and in good standing under the laws of Hong Kong.

c)	Validity and Enforceability. This Agreement and all other instruments or documents executed by the Party A in regards herewith have been duly executed by the Party A, and constitute valid and legally binding commitments of the Party A, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, agreed period of delay or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

d)	Party A represents that it has had sufficient time and access to the books, records, business and all other information of The Target Company to properly inspect and review the business of The Target Company, and in executing this agreement and consummating the contemplated transaction Party A has not relied upon any comments, statements, representations or the like made by Party B, The Target Company or any third-party except those specifically made in this agreement.

The terms of this Agreement and the underlying transaction comply with all applicable laws of Hong Kong and of any applicable state thereof and no consent, approval, order or authorization of, or registration, qualifications, designation, declaration or filing with, any federal, state or local governmental agency or authority on the part of the Party A is required in connection with implementation of the Investment of Shares contemplated by this Agreement.

SECTION 3:

MISCELLANEOUS

3.01	Notices. Both Parties to this Agreement shall provide sufficient notice or communication by certified mail, return receipt requested, to the aforementioned addresses herein listed or to other such address as either Party may have furnished to the other in writing with regards to any notice or communication directly related to this Agreement. The notice shall be deemed received when delivered or signed for, or on the third day after mailing if not signed for.

3.02	Successors and Assigns. This Agreement shall be legally binding upon and inure to the benefit of the Parties and their respective successors and assigns.

3.03	Entire Agreement. This Agreement contains the entire agreement of the Parties regarding the subject matter of this Agreement, and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the Parties.

3.04	Amendment. This Agreement may be modified or amended if said modification or amendment is made in writing and signed by both Parties.

3.05	Severability. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as to be limited.

3.06	Governing Law. To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of Hong Kong, notwithstanding any choice-of-law or conflicts-of-law rules to the contrary. The Parties agree that any legal action relating to this Agreement shall be commenced and maintained exclusively before any appropriate state or federal court of record in Hong Kong.

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3.07	Counterparts. This Agreement may be executed in separate counterparts, either of which, when so executed, shall be deemed to be an original and both of which, when taken together, shall constitute but one and the same agreement.

3.08	Survival. The representation, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the implementation of the transactions contemplated hereby, notwithstanding any investigation made by either Party.

3.09	Further Assurances. Each Party shall at any time and from time to time after the date hereof, take whatever actions the other Party or its affiliates or agents reasonably request to effectuate, record, evidence or perfect the transfer of the Shares to the Party A pursuant to this Agreement or to otherwise effectuate or implement any of the transactions contemplated hereby.

3.10	Waiver. The waiver of any breach or violation of any term or condition hereof shall not affect the validity or enforceability of any other term or condition, nor shall it be deemed a waiver of any subsequent breach or violation of the same term or condition. No waiver of any right or remedy under this Agreement shall be effective unless made in writing and executed by the Party so to be charged. The rights and remedies of the Parties to this Agreement are cumulative and not alternative.

3.11	Effect of Title and Headings. The title of the Agreement and the headings of its Sections are included for convenience and shall not affect the meaning of the Agreement or the Section.

3.12	Attorney's Fees. If any legal proceeding is brought for the enforcement of this Agreement, or because of an alleged breach, default or misrepresentation in connection with any provision of this Agreement or other dispute concerning this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees incurred in connection with such legal proceeding. The term "prevailing party" shall mean the party that is entitled to recover its costs in the proceeding under applicable law, or the party designated as such by the court.

3.13	Interpretation. The terms of this Agreement shall be construed in accordance with the meaning of the language used and shall not be construed for or against either Party by reason of the authorship of this Agreement or any other rule of construction which might otherwise apply.

3.14	Clear Separation of Liabilities and Obligations. Party Bs are fully responsible for all the legal and financial obligations of the Target Company before the investment increase or closing; Party A has no responsibility for these obligations at all. After the capital increase or closing, Party A and Party Bs will share the responsibility proportionally to their share percentages.

3.15	Supersedes all Prior Agreements. This Agreement hereby supersedes and replaces all prior agreements, both written and oral, including any prior Capital Increase and Share Expansion Agreements and rights of first refusal. In the event any prior agreements shall have terms which conflict with this Agreement, the terms of this Agreement shall control.

3.16	Arbitration. All disputes, claims, controversies arising out of the Agreement shall be resolved through arbitration under the auspices of the Hong Kong International Arbitration Centre in accordance with its Commercial Arbitration Rules. Venue for any arbitration shall be in Hong Kong.

3.17	Disclaimer. THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THE ISSUANCE OF SUCH SECURITIES OR THE Investment OR RECIEPT OF ANY PART OF THE CONSIDERATION THEREFOR PROR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL.

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EXECUTION PAGE

IN WITNESS WHEREOF, THE AGREEMENT IS ACKNOWLEDGED, CONFIRMED AND ACCEPTED BY PARTIES FOR AND ON BEHALF OF THE FOLLOWING PARTIES AND BECOMES EFFECTIVELY IMMEDIATELY:

Griggs International Academy China Co. Ltd.

Signature:	/s/ Haochen Li
Haochen Li

Title of Party B’s Representative: Director and Major Shareholder

Shareholder and Party B

Signature:	/s/ Haochen Li
Haochen Li

Title of Party B’s Representative: Director

Shareholder and Party B

Signature:	/s/ Stephen Mark RIVERS
Stephen Mark RIVERS

Title of Party B’s Representative: Director

Visionary Education Services and Management Inc.

The Party A’s Representative

Signature:	/s/ Fan Zhou
Fan Zhou

Title of Party A’s Representative: Executive Director

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ATTACHMENT A

The Corporation owns the following intellectual property rights except of those belong to Griggs International Academy but can be implemented by Griggs International Academy China Co., Ltd.:

1.	Authorization letter for establishment of a support office in China by Griggs International Academy.

2.	Working Agreement between Griggs International Academy and Griggs International Academy China Co., Ltd.

3.	Registered trademark: GRIGGS.

4.	Griggs International Academy China Office’s high school diploma syllabus, college preparatory diploma syllabus.

5.	Documents of school setup, operation and assessment.

6.	PayEco RMB cross-border payment account.

7.	The Corporation website, WeChat public account, and short video account.

8.	As of July 8, 2022, The Corporation has three affiliated schools, namely Shanghai Hongrun Boyuan School, Guangzhou ZWIE World Academy, and Hefei Ivy League School.

EDT (Electronic document transmissions)

EDT (Electronic document transmissions) shall be deemed valid and enforceable in respect of any provisions of this Contract. As applicable, this Agreement shall be:

1.  Incorporate U.S. Public Law 106-229, “Electronic Signatures in Global and National Commerce Act” or such other applicable law conforming to the UNCITRAL Model Law on Electronic Signatures (2001) and

2.  Electronic Commerce Agreement (ECE/ TRADE/257, Geneva, May 2000) adopted by the United Nations Centre for Trade Facilitation and Electronic Business (UN/CEFACT).

3.  EDT documents shall be subject to European Community Directive No. 95/46/EEC, as applicable. Either Party may request hard copy of any document that has been previously transmitted by electronic means provided however, that any such request shall in no manner delay the parties from performing their respective obligations and duties under EDT instruments.

ELECTRONIC SIGNATURE IS VALID AND LEGALLY BINDING AS AN ORIGINAL IF TRANSMITTED IN SECURE AND CERTIFIED *. PDF FORMAT

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